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Deloitte Touche Tohmatsu                                           Exhibit 23.19
Rua Paralba, 1.122-20(degree)
30130-141 - Belo Horizonte - MG                                       Deloitte
Brasil                                                                Touche
Telefone: (31) 3262-0445                                              Tohmatsu
Fac-simile: (31) 3262-0446
www.deloitte.com.br


Consent of Independent Public Accountants

As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated January 19, 2001, relating to the financial statements of Nova Era Silicon S.A. for the year ended December 31, 2000 which appear in such Registration Statement.

/S/ DELOITTE TOUCHE TOHMATSU
Deloitte Touche Tohmatsu

Belo Horizonte, Brazil 2002